Registration No.

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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               Perini Corporation
     -----------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                  MASSACHUSETTS
  -----------------------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                   04-1717070
                 -----------------------------------------------
                      (I.R.S. Employer Identification No.)

              73 MT. WAYTE AVENUE, FRAMINGHAM, MASSACHUSETTS 01701
                                 (508) 628-2000
             ------------------------------------------------------
                        (Address, including zip code, and
                        telephone number, including area
                         code, of registrant's principal
                               executive offices)

                 PERINI CORPORATION AMENDED AND RESTATED GENERAL
                           INCENTIVE COMPENSATION PLAN
              PERINI CORPORATION AMENDED AND RESTATED CONSTRUCTION
                    BUSINESS UNIT INCENTIVE COMPENSATION PLAN
                        --------------------------------
                            (Full title of the plans)

                                 DAVID B. PERINI
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               PERINI CORPORATION
              73 MT. WAYTE AVENUE, FRAMINGHAM, MASSACHUSETTS 01701
                                 (508) 628-2000
           -----------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                             Thomas W. Jackson, Esq.
                            Jacobs Persinger & Parker
                    77 Water Street, New York, New York 10005
                                 (212) 344-1866

                         Calculation of Registration Fee


                                                                                Proposed
  Title of each class                                   Proposed                 maximum
  of securities to be         Amount to be          maximum offering       aggregate offering           Amount of
      registered             registered (1)        price per share (2)          price (2)            registration fee
-----------------------  ----------------------- ----------------------- -----------------------  ----------------------
Common Stock,
$1.00 par value                  237,142                  $6.50                $1,541,423                $467.05
-----------------------  ----------------------- ----------------------- -----------------------  ----------------------

(1) This Registration Statement also covers such additional Common Shares as may be issuable under the Perini Corporation Amended and Restated General Incentive Compensation Plan and Perini Corporation Amended and Restated Construction Business Unit Incentive Compensation Plan as a result of the anti-dilution provisions thereof.

(2) Based upon the average of the high and low prices for the shares of Common Stock as reported on the American Stock Exchange Consolidated Reporting System on April 25, 1997. See Rule 457(h). Estimated solely for the purpose of calculating the registration fee.

--------------------------------------------------------------------------------


        The Prospectus included in this Registration Statement in accordance with Rule 429 under the Securities Act of 1933, as amended, is a combined prospectus and, in addition to the securities registered hereby, relates to the securities registered in Registration Statement Nos. 33-46961, 33-53190, 33-60654, 33-70206, 33-52967, 33-58519 and 333-03417.

--------------------------------------------------------------------------------

        This Registration Statement is registering 237,142 additional shares of Common Stock, $1.00 par value, for issuance pursuant to the Registrant's Amended and Restated General Incentive Compensation Plan and Amended and Restated Construction Business Unit Incentive Compensation Plan.

        The  contents  of  Registration   Statement  Nos.  33-46961,   33-53190,
33-60654,   33-70206,   33-52967,   33-58519  and  333-03417  on  Form  S-8  are
incorporated herein by reference.

Item 8.         Exhibits

                The following are filed as exhibits to this Registration Statement.

                    5(a)  Opinion of Jacobs Persinger & Parker as to legality

                    5(b)  Opinion of Robert E. Higgins, Esq., as to legality

                    23(a) Consent of Jacobs Persinger & Parker see Exhibit 5(a))

                    23(b) Consent of Robert E. Higgins, Esq. (see Exhibit 5(b))

                    23(c) Consent of Arthur Andersen LLP, Independent Public
                          Accountants

                    24    Power of Attorney (contained on Signature Page)

PROSPECTUS




                               Perini Corporation

                          36,100 shares of Common Stock
                                ($1.00 Par Value)


        This Prospectus may be used by certain individuals (named under the caption and hereinafter called "Selling Stockholders") of Perini Corporation (the "Company"), in connection with sales by them of shares of Common Stock of the Company (the "Common Stock"), acquired under the Company's Amended and
Restated General Incentive Compensation Plan and Amended and Restated Construction Business Unit Incentive Compensation Plan (collectively the "Plans"). See pages 3 - 4 herein for further information with respect to such Selling Stockholders. The Selling Stockholders have informed the Company that such shares may be sold on the American Stock Exchange, on which the Common Stock is listed, at prices then prevailing on such exchange without the payment of any underwriting commission or discount other than broker's fees paid in connection with usual broker's transactions effected on such exchange, or in other transactions at negotiated prices. The Company will pay the expenses of this Prospectus but will receive no part of the proceeds of any such sales.

        The last reported sale price of the Common Stock on May 1, 1997 as reported on the American Stock Exchange Consolidated Reporting System was $7.25 per share.

        The Common Stock to which this Prospectus relate have been approved for listing on the American Stock Exchange.

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities to which it relates in any state to any person to whom it is unlawful to make such offer or solicitation in such state. No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer described herein, and any information, data or representation not contained herein, if given or made, must not be relied upon as having been authorized by the Company or Selling Stockholders.

        The date of this Prospectus is May 2, 1997.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the following public reference facilities maintained by the Commission: 450 Fifth Street, N.W., Room 1024,
Judiciary Plaza, Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, 13th floor, New York, New York 10048. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The following documents, heretofore filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, are hereby incorporated in this Prospectus by reference:

        1. The Company's Annual Report on Form 10-K (File No. 1-6314) for the year ended December 31, 1996, including the consolidated financial statements and related schedules filed pursuant to
                Section 13 of the 1934 Act.

        2. The Company's Proxy Statement dated April 9, 1997 to be used in connection with the Annual Meeting of Stockholders to be held on May 15, 1997.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in any document incorporated herein by reference shall be deemed modified or superseded for purposes of this Prospectus to the extent that any statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

        The Company undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information which has been incorporated by reference in this Prospectus (other than exhibits to the information which has been incorporated by reference herein unless such exhibits have specifically been incorporated by reference into the information which this Prospectus incorporates). Any such request should be directed to Perini Corporation, 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701;
Attention: Robert E. Higgins, Esq., Telephone number (508) 628-2000.

                                   THE COMPANY

        The Company is the issuer of the Common Stock covered by this Prospectus. The Company is a Massachusetts corporation. The address of its principal executive offices is 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701 and its telephone number is (508) 628-2000.

                              SELLING STOCKHOLDERS

        The following table sets forth certain information about the Selling Stockholders, each of whom is an employee of the Company or of a wholly-owned subsidiary of the Company. The shares appearing in the column entitled "Common Stock Offered Hereby" have been issued to the Selling Stockholders under the Plans.

        The Selling Stockholders may from time to time offer all or part of the foregoing shares in the manner set forth on the cover page of the Prospectus. The Company will pay the expenses of this Prospectus but will receive no sale proceeds.



     Name and Positions                                                                       Number of Shares and
      with the Company                Common Stock                                              Percentage Owned
  or Affiliates within the        Beneficially Owned at             Common Stock                after Completion
        Past 3 Years                  May 1, 1997 *                Offered Hereby                  of Offering
David B. Perini                         173,315                        11,064                      162,251   3.28%

Chairman and Chief
Executive Officer of
Perini Corporation
since prior to April
1994.


Bart W. Perini                           19,664                         3,043                       16,621    **

Formerly President and
Chief Operating Officer
of Perini Land and
Development Company
and Director of the
Company since prior to
April 1994.



     Name and Positions                                                                       Number of Shares and
      with the Company                Common Stock                                              Percentage Owned
  or Affiliates within the        Beneficially Owned at             Common Stock                after Completion
        Past 3 Years                  May 1, 1997 *                Offered Hereby                  of Offering
Richard J. Rizzo                         36,109                         7,331                       28,778 **

Executive Vice
President, Building
Construction, of the
Company since prior to
April 1994.


John H. Schwarz                          28,448                         7,331                       21,117 **

Executive Vice
President, Finance and
Administration of the
Company since August
1994; and Chief
Executive Officer of
Perini Land and
Development Company
since prior to April
1994.


Donald E. Unbekant                       43,183                         7,331                       35,852 **

Executive Vice
President, Civil
Construction, of the
Company since prior to April 1994.

-----------------------------------------------------


*       Includes shares to be issued under the Plans in May 1997.
**      Less than one percent.

                          DESCRIPTION OF CAPITAL STOCK

        The Restated Articles of Organization, as amended, of the Company (the "Restated Articles") authorize the issuance of 15,000,000 shares of Common Stock, par value $1.00 per share and 1,000,000 shares of preferred stock, par value $1.00 per share. At the close of business on March 31, 1997, there were 100,000 shares of $21.25 Convertible Exchangeable Preferred Stock outstanding (the "$21.25 Preferred"), 152,569 shares of the Redeemable Series B Cumulative Convertible Preferred Stock (the "Series B Preferred"), 4,898,648 shares of Common Stock outstanding, 662,252 shares of Common Stock reserved for issuance upon conversion of the $21.25 Preferred, 4,128,191 shares of Common Stock reserved for issuance upon conversion of the Series B Preferred, 481,610 shares of Common Stock reserved for issuance upon exercise of outstanding employee stock options, 225,000 shares of Common Stock reserved for issuance upon exercise of outstanding director stock options and 420,000 shares of Common Stock reserved for issuance upon Exercise of Outstanding Stock Purchase Warrants by the Company's bank group. Subject to the rights of the holders of preferred stock then outstanding, holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors of the Company in its discretion out of funds legally available therefor. Holders of the Series B Preferred have ths same voting rights as holders of Common Stock, equal to the number of shares of Common Stock into which the Series B Preferred can be converted. Upon any liquidation or dissolution of the Company, the holders of Common Stock are entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all liabilities and provision for the liquidation of any shares of preferred stock at the time outstanding. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such stock.

        The payment of dividends on the Common Stock is subject to the prior payment of dividends on the outstanding preferred stock. Further, the Company's credit agreement, as well as certain other agreements, provide for, among other things, maintaining specified working capital and tangible net worth levels and limitations on indebtedness, all of which could impact the ability of the Company to pay dividends. In addition to the above, payment of dividends on Common Stock will be at the discretion of the Board of Directors.

        The foregoing summary of the Common Stock does not purport to be complete and is subject to and qualified in its entirety by the Restated Articles and the laws of the Commonwealth of Massachusetts.

        Additionally, the Company's authorized but unissued preferred stock may be issued from time to time in one or more series, without stockholders' approval. Thus, the Board of Directors, without stockholder approval, could authorize the issuance of additional preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of Common Stock or that could make it more difficult for another company to effect certain business combinations with the Company.

        The Company has adopted a Shareholder Rights Plan pursuant to which it issued one Preferred Stock Purchase Right (each, a "Right") for each outstanding share of Common Stock. Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Preferred Stock"), at a cash Exercise Price of $100 per Unit, subject to adjustment. As set forth below, the Shareholder Rights Plan may have the effect of delaying, deferring or preventing a change in control of the Company. State Street Bank and Trust Company is the agent for the Rights.

        Currently, the Rights are not exercisable and are attached to all outstanding shares of Common

Stock and will be attached to the shares of Common Stock being offered hereby. No separate Right Certificates will be distributed until the Distribution Date. The "Distribution Date" will occur (and the Rights will separate from the Common Stock) upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than the Company and certain of its affiliates and other exempted persons) (an "Acquiring Person") has acquired beneficial ownership of 10% or more of the outstanding shares of Common Stock (the date of said announcement being referred to as the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person, or (iii) the declaration by the Board of Directors that any person is an "Adverse Person".

        Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with such Common Stock certificates, (ii) new Common Stock certificates, including certificates evidencing the shares, will contain a notation incorporating the Shareholder Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Stock will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

        The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 21, 2000, unless previously redeemed by the Company as described below.

        As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

        In the event that a Stock Acquisition Date occurs or the Board of Directors determines that a person is an Adverse Person, proper provision will be made so that after the Distribution Date each holder of a Right will thereafter have the right to receive upon exercise that number of Units of Preferred Stock of the Company having a market value of two times the exercise price of the Right (such right being referred to as the "Subscription Right"). In the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or
(ii) 50% or more of the Company's assets or earning power is sold, after the Distribution Date each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right (such right being referred to as the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person or an Adverse Person may (under certain circumstances specified in the Shareholder Rights Agreement) become null and void. At any time after a Stock Acquisition Date occurs or the Board of Directors determines that a person is an Adverse Person, the Board of Directors may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Common Stock or Units of Preferred Stock at an exchange ratio of one share of Common Stock or one Unit of Preferred Stock per Right.

        The Exercise Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least 1% of the Exercise Price.

        Any of the provisions of the Shareholder Rights Agreement may be amended by the Board of Directors of the Company at any time prior to the Distribution Date. From and after the Distribution Date, the Board of Directors of the Company may subject to certain limitations specified in the Rights Agreement, amend the Rights Agreement to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period under the Rights Agreement, or to make other changes that do not adversely affect the interests of the Rights holders (excluding the interests of Acquiring Persons, Adverse Persons or their Affiliates or Associates).

        The Rights may be redeemed in whole, but not in part, at a price of $0.02 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors at any time prior to the date on which a person is declared to be an Adverse Person, the tenth day after the Stock Acquisition Date or the occurrence of an event giving rise to the Merger Right. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

        Until a Right is exercised, the holder will have no rights as a stockholder of the Company (beyond those as an existing stockholder), including the right to vote or to receive dividends. While the distribution of the Rights in 1988 was not taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth above.

                                     EXPERTS

        The consolidated financial statements and schedules for the year ended December 31, 1996, incorporated by reference in this Prospectus and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods indicated in their reports thereon and have been so included in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                             REGISTRATION STATEMENT

        The Company has filed with the Securities and Exchange Commission, Washington, D.C., a registration statement (herein called the "Registration Statement") under the Securities Act of 1933, for the registration of the Common Stock being offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and exhibits relating thereto for further information with respect to the Company, the Plans and the Common Stock to which this Prospectus relates. Statements herein contained concerning the provisions of any document are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Items of information omitted from this Prospectus, but contained in the Registration Statement, may be obtained from the Securities and Exchange Commission upon payment of the fee prescribed by the Rules and Regulations of the Commission.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        The Business Corporation Law of the Commonwealth of Massachusetts, the Restated Articles and the By-laws of the Company provide for indemnification of officers and directors of the Company in connection with legal actions against them in certain circumstances. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents heretofore filed by Perini Corporation (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this Registration Statement by reference:

        (i) The Registrant's Annual Report on Form 10-K for 1996 including the consolidated financial statements and related schedules filed pursuant to Section 13 of the 1934 Act;

        (ii) the Registrant's Proxy Statement, dated April 9, 1997, to be used in connection with the Annual Meeting of Stockholders to be held on May 15, 1997;

        (iii) the description of Common Stock of the Registrant contained under the caption "Capital Stock to be Registered" in Registrant's Registration Statement on Form 8-A dated May 10, 1973, as supplemented by the Shareholder Rights Agreement and Certificate of Vote of Directors adopting a Shareholder Rights Plan providing for the issuance of Series A Junior Participating Cumulative Preferred Stock purchase right as a dividend (such Shareholder Rights Agreement and Certificate of Vote of Directors is filed as Exhibit 4.4 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995), such Shareholder Rights Agreement was further amended and restated on January 17, 1997 and is filed as Exhibit 4.4 to Amendment No. 1 to Registration Statement on Form 8-A/A filed on January 29, 1997.

        All reports or other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such reports or documents.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        Not Applicable.

Item 6.  Indemnification of Directors and Officers.

        The Restated Articles of Organization, as amended, of the Registrant provide for the elimination of liability of directors to the Registrant or its stockholders for monetary damages for negligent acts or omissions to the extent permitted by Section 13 of the Business Corporation Law of the Commonwealth of Massachusetts.

        Section 67 of the Business Corporation Law of the Commonwealth of Massachusetts gives corporations the power to indemnify directors, officers, employees and other agents and persons under certain circumstances.

        The By-laws of the Registrant provide for indemnification of officers, directors and certain other corporate representatives for all expenses incurred by them in defense of any proceeding or lawsuit in which they are successful on the merits. In such a situation, the right to receive indemnification is mandatory and does not require an affirmative determination by the Board of Directors.

        The By-laws also authorize indemnification of officers, directors and certain other corporate representatives for expenses and liabilities in cases other than those in which they are successful on the merits, subject to specified conditions. No indemnification shall be provided with respect to any matter as to which an officer, director or corporate representative shall have been adjudicated not to have acted in good faith and in the reasonable belief that his action was in the best interest of the Registrant, or, with respect to a criminal matter, that he had reasonable cause to believe that his conduct was unlawful. No indemnification shall be provided for any director or officer or corporate representative with respect to a proceeding by or in the right of the Registrant in which he is adjudicated to be liable to the Registrant.

        The By-laws provide that if a proceeding is compromised or settled in a manner which imposes a liability or obligation upon a director or officer or corporate representative, no indemnification shall be provided to him with respect to (i) a proceeding by or in the right of the Registrant unless the Board of Directors determines in its discretion that indemnification is appropriate under the circumstances, and (ii) any other type of proceeding if it is determined by the Board of Directors that said director or officer or corporate representative is ineligible to be indemnified under the By-laws of the Registrant.

        The By-laws provide that any indemnification other than mandatory indemnification shall be authorized in each case as determined by the Board of Directors, which may act on the indemnification request notwithstanding that one or more of its members are parties to the proceeding or otherwise have an interest in such indemnification.

        The By-laws also authorize the Registrant to purchase and maintain insurance on behalf of officers and directors against liabilities incurred by them in their capacities as such, whether or not the Registrant would have been able to indemnify them for such liabilities.

        In January 1987, the Registrant established the Perini Corporation Indemnity Trust to assure that independent fiduciaries will administer the indemnification obligations of the Registrant to its directors, officers, employees and agents pursuant to the laws of Massachusetts, its Restated
Articles of Organization, as amended, By-laws, and indemnity contracts or agreements. State Street Bank & Trust Company is the trustee. The Perini
Corporation Indemnity Trust currently has assets of nominal value but these could be increased at any time.

        The By-laws of the Registrant authorized the Registrant to enter into specific agreements with its officers and directors to indemnify them to the full extent permitted by law. In December 1986, the Board of Directors approved and the Registrant entered into indemnification agreements with each of its directors and certain of its officers. These indemnification agreements were ratified by stockholders at the 1987 Annual Meeting.

        The Registrant has a one-year insurance policy, effective July 1, 1996 with National Union Fire Insurance Company insuring directors and officers against certain liabilities they may incur, including liabilities under the Securities Act of 1933, as amended. This policy contains standard reimbursement provisions to an aggregate limit of $15 million and a corporate retention of $200,000 for expenses reimbursable to the directors and/or officers of the Registrant. The policy contains various reporting requirements and exclusions. The Registrant also has a one-year insurance policy, effective July 1, 1996, with The Federal Insurance Company, insuring directors and officers against certain liabilities in the amount of $5 million excess over the primary coverage.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits

       Exhibit
         No.                              Description
       -------                            -----------

        4(a). Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the $21.25 Convertible Exchangeable Preferred Stock.

        4(b).   Form of Deposit Agreement, including form of Depositary Receipt.

        4(c). Form of Indenture with respect to the 8-1/2% Convertible Subordinated Debentures Due June 15, 2012, including form of Debenture.

        4(d). Shareholder Rights Agreement dated as of September 23, 1988, as amended and restated as of May 17, 1990, and as further amended and restated as of January 17, 1997, between Perini Corporation and State Street Bank and Trust Company, as Rights Agent.

        4(e). Certificate of Vote of Directors Establishing a Series of Preferred Stock, dated January 16, 1997.

        4(f). Voting Agreement dated as of January 17, 1997 by and among PB Capital, David B. Perini, Perini Memorial Foundation, David B. Perini Testamentary Trust, Ronald N. Tutor, and Tutor-Saliba Corporation.

        5(a).   Opinion of Jacobs Persinger & Parker regarding legality.

        5(b).   Opinion of Robert E. Higgins, Esq., regarding legality.

        23(a).  Consent of Jacobs Persinger & Parker.

        23(b).  Consent of Robert E. Higgins, Esq.

        23(c).  Consent of Arthur Andersen LLP, Independent Public Accountants.

        24.     Power of Attorney.


Item 9.  Undertakings.

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this
                         Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration

                         Statement or any material change to such information in the Registration Statement.

                (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the
                provisions  described  in  Item  6  above,  or  otherwise,   the
                Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Perini Corporation, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Framingham, Massachusetts, on the 2nd day of May, 1997.

                                           Perini Corporation

                                           By:  s/David B. Perini
                                           ----------------------
                                           David B. Perini
                                           Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Perini and John H. Schwarz, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                 Signature                                      Title                                Date
s/David B. Perini                             Chairman, President, Chief                          May 2, 1997
DAVID B. PERINI                               Executive Officer and Director
                                              (Principal Executive Officer)

s/John H. Schwarz                             Executive Vice President, Finance                   May 2, 1997
 JOHN H. SCHWARZ                              and Administration and Director
                                              (Principal Financial Officer)
s/Barry B. Blake                              Vice President and Controller                       May 2, 1997
BARRY R. BLAKE                                (Principal Accounting Officer)

s/Richard J. Boushka                          Director                                            May 2, 1997
RICHARD J. BOUSHKA



                 Signature                                      Title                                Date
s/Marshall M. Criser                          Director                                            May 2, 1997
MARSHALL M. CRISER

                                              Director                                            May 2, 1997
THOMAS E. DAILEY

s/Albert A. Dorman                            Director                                            May 2, 1997
ALBERT A. DORMAN

s/Arthur J. Fox, Jr.                          Director                                            May 2, 1997
ARTHUR J. FOX, JR.

s/Nancy Hawthorne                             Director                                            May 2, 1997
NANCY HAWTHORNE

s/Michael R. Klein                            Director                                            May 2, 1997
MICHAEL R. KLEIN

                                              Director                                            May 2, 1997
DOUGLAS J. MCCARRON

s/John J. McHale                              Director                                            May 2, 1997
JOHN J. McHALE

s/Jane E. Newman                              Director                                            May 2, 1997
JANE E. NEWMAN

s/Bart W. Perini                              Director                                            May 2, 1997
BART W. PERINI

s/Ronald N. Tutor                             Director                                            May 2, 1997
RONALD N. TUTOR

                                INDEX TO EXHIBITS




       Exhibit
         No.                             Description
       -------                           -----------

        4(a). Certificate of Vote of Directors Establishing a Series of a Class of Stock determining the relative rights and preferences of the $21.25 Convertible Exchangeable Preferred Stock (incorporated by reference to 4(a) to Registrant's Amendment No. 1 to Form S-2 Registrant Statement (No 33-14434)).

        4(b). Form of Deposit Agreement, including form of Depositary Receipt (incorporated by reference to Exhibit 4(b) to Registrant's
                Amendment No. 1 to Form S-2 Registration Statement (No. 33-14434)).

        4(c). Form of Indenture with respect to the 8-1/2% Convertible Subordinated Debentures Due June 15, 2012, including form of Debenture (incorporated by reference to Exhibit 4(c) to Registrant's Amendment No. 1 to Form S-2 Registration Statement (No. 33-14434)).

        4(d). Shareholder Rights Agreement dated as of September 23, 1988, as amended and restated as of May 17, 1990, and as further amended and restated as of January 17, 1997, between Perini Corporation and State Street Bank and Trust Company, as Rights Agent (incorporated as Exhibit 4.4 to Amendment No. 1 to Registrant's Registration Statement on Form 8-A/A filed on January 29, 1997).

        4(e). Certificate of Vote of Directors Establishing a Series of Preferred Stock, dated January 16, 1997 (incorporated by reference to 4.8 to Registrant's current report on Form 8-K filed on February 14, 1997).

        4(f). Voting Agreement dated as of January 17, 1997 by and among PB Capital, David B. Perini, Perini Memorial Foundation, David B. Perini Testamentary Trust, Ronald N. Tutor, and Tutor-Saliba Corporation (incorporated by reference to Exhibit 4.11 to Registrant's Form 8-K filed on February 14, 1997).

        5(a). Opinion of Jacobs Persinger & Parker regarding legality - filed herewith.

        5(b). Opinion of Robert E. Higgins, Esq., regarding legality - filed herewith.

        23(a).  Consent of Jacobs Persinger & Parker (see Exhibit 5(a)).

        23(b).  Consent of Robert E. Higgins, Esq., (see Exhibit 5(b)).

        23(c). Consent of Arthur Andersen LLP, Independent Public Accountants - filed herewith.

        24.     Power of Attorney (contained on Signature Page).

                                                                   Exhibit 5(a)








                                   May 2, 1997



Perini Corporation
73 Mt. Wayte Avenue
Framingham, Massachusetts  01701

Re:  Registration Statement on Form S-8

Dear Sirs:

        We refer to the Registration Statement on Form S-8 of Perini Corporation, a Massachusetts corporation (the "Company"), with respect to 237,142 shares (the "Subject Shares") of Common Stock, $1.00 par value, of the Company to be issued to certain officers and key employees as part of their 1996 incentive compensation under the Company's Amended and Restated General Incentive Compensation Plan and Amended and Restated Construction Business Unit Incentive Compensation Plan. In connection with the foregoing, we have examined such corporate records and documents and certificates of officers of the Company and have made such other inquiries as we deemed appropriate in order to express the opinion set forth below.

        Based on the foregoing, we are of the opinion that the Subject Shares have been duly authorized and when issued, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof subject to Section 45 of the Massachusetts Business Corporation Law.

        The members of this firm are not members of the Bar of Massachusetts. Insofar as the opinion expressed herein may relate to the laws of the Commonwealth of Massachusetts, we have relied on the opinion dated even date herewith of Robert E. Higgins, Esq.

        We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules or Regulations of the Securities and Exchange Commission thereunder.



                                           Very truly yours,



                                           s/Jacobs Persinger & Parker
                                           Jacobs Persinger & Parker

                                                                   Exhibit 5(b)








                                   May 2, 1997



Jacobs Persinger & Parker
77 Water Street
New York, NY  10005

Re:  Registration Statement on Form S-8

Dear Sirs:

        I  am  acting  as  counsel  to  Perini   Corporation,   a  Massachusetts
corporation (the "Company") and am an attorney duly admitted to practice in the Commonwealth of Massachusetts.

        I refer to the Registration Statement on Form S-8 of the Company with respect to 237,142 shares (the "Subject Shares") of Common Stock, $1.00 par value, of the Company to be issued to certain officers and key employees as part of their 1996 incentive compensation under the Company's Amended and Restated General Incentive Compensation Plan and Amended and Restated Construction Business Unit Incentive Compensation Plan. In connection with the foregoing, I have examined such corporate records and documents and certificates of officers of the Company and have made such other inquiries as I deemed appropriate in order to express the opinion set forth below.

        Based on the foregoing, I am of the opinion that the Subject Shares have been duly authorized and when issued, will be validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership thereof subject to Section 45 of the Massachusetts Business Corporation Law.

        I am the owner of 60 shares of the Company's Common Stock.

        I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules or Regulations of the Securities and Exchange Commission thereunder.



                                           Very truly yours,



                                           s/Robert E. Higgins
                                           Robert E. Higgins
                                           Counsel

                                                                  Exhibit 23(c)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 14, 1997 included in Perini Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.



                                           s/ Arthur Andersen LLP
                                           ARTHUR ANDERSEN LLP



Boston, Massachusetts
May 2, 1997